Exhibit C
AMENDED INVESTMENT SUB-ADVISORY
 AGREEMENT
 AGREEMENT made as of this 1st day of
 June 2007, by and between Nuveen Asset
 Management, a Delaware corporation and a registered investment adviser (Manager), and Symphony Asset Management LLC, a
 California limited liability company and a federally registered investment adviser (Sub
 Adviser).WHEREAS, Manager serves as the
 investment manager for the Nuveen Multi
 Strategy Income and Growth Fund, formerly known as Nuveen Preferred and Convertible
 Income Fund (the Fund), a closed-end
 management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act) pursuant to an Investment Management Agreement between Manager and the Fund (as such agreement may be modified from time to time, the Management Agreement); and
 WHEREAS, Manager desires to retain Sub
 Adviser as its agent to furnish investment advisory services for a certain designated portion of the Funds investment portfolio, upon the terms and conditions hereafter set forth;
 NOW, THEREFORE, in consideration of
 the mutual covenants herein contained, the parties hereto agree as follows:
 Appointment.  Manager hereby
 appoints Sub-Adviser to provide certain sub investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
2. Services to be Performed.  Subject
3. always to the supervision of Funds
4. Board of Trustees and the Manager,
5. Sub-Adviser will furnish an
6. investment program in respect of,
7. make investment decisions for, and
8. place all orders for the purchase and
9. sale of securities for the portion of
10. the Funds investment portfolio
11. allocated by Manager to Sub
12. Adviser, all on behalf of the Fund
13. and as described in the investment
14. policy section of the Funds initial
15. registration statement on Form N-2
16. as declared effective by the
17. Securities and Exchange
18. Commission, as such policies
19. described therein may subsequently
20. be changed by the Funds Board of
21. Trustees and publicly described.  In
22. the performance of its duties, Sub-
23. Adviser will satisfy its fiduciary
24. duties to the Fund, will monitor the
25. Funds investments in securities
26. selected for the Fund by the Sub-
27. Adviser hereunder, and will comply
28. with the provisions of the Funds
29. Declaration of Trust and By-laws, as
30. amended from time to time, and the
31. stated investment objectives, policies
32. and restrictions of the Fund.
33. Manager will provide Sub-Adviser
34. with current copies of the Funds
35. Declaration of Trust, By-laws,
36. prospectus and any amendments
37. thereto, and any objectives, policies
38. or limitations not appearing therein
39. as they may be relevant to Sub-
40. Advisers performance under this
41. Agreement.  Sub-Adviser and
42. Manager will each make its officers
43. and employees available to the other
44. from time to time at reasonable times
45. to review investment policies of the
46. Fund and to consult with each other
47. regarding the investment affairs of
48. the Fund.  Sub-Adviser will report to
49. the Board of Trustees and to
50. Manager with respect to the
51. implementation of such program.
The Sub-Adviser will vote all proxies
 solicited by or with respect to the issuers of securities which assets of the Funds investment portfolio allocated by Manager to Sub-Adviser are invested, consistent with its proxy voting guidelines and based upon the best interests of the Fund. The Sub
 Adviser will maintain appropriate records detailing its voting of proxies on behalf of the Fund and upon reasonable request will provide a report setting forth the proposals voted on and how the Funds shares were voted, including the name of the corresponding issuers.
 Sub-Adviser is authorized to select the
 brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Funds orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Sub
 Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Advisers overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Sub-Adviser, the Fund would be benefited by supplemental services, the Sub
 Adviser is authorized to pay spreads or
 commissions to brokers or dealers furnishing such services in excess of spreads or commissions that another broker or dealer may charge for the same transaction, provided that the Sub-Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Sub-Adviser will properly communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased from or sold to the Manager, Sub-Adviser or any affiliated person of either the Fund, Manager, or Sub-Adviser, except as may be permitted under the 1940 Act;
 Sub-Adviser further agrees that it:
(a) will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;
(b) will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;
(c) will report regularly to Manager and to the Board of Trustees of the Fund and will make appropriate persons available for the purpose of reviewing with representatives of Manager and the Board of Trustees on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund with respect to the portion of the Funds portfolio allocated to the Sub-Adviser, the performance of the Funds investment portfolio allocated to the Sub-Adviser in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Manager;
(d) will monitor the pricing of portfolio securities, and events relating to the issuers of those securities and the markets in which the securities trade in the ordinary course of managing the portfolio securities of the Fund, and will notify Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the securities may primarily trade but before the time at which the Funds securities are priced on a given day) that may materially impact the pricing of one or more securities in Sub-Advisers portion of the portfolio. In addition, Sub-Adviser will assist Manager in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected security or securities; and
(e) will prepare such books and records
with respect to the Funds securities
transactions for the portion of the Funds investment portfolio allocated to the Sub-
Adviser as requested by the Manager and
will furnish Manager and Funds Board of
Trustees such periodic and special reports as the Board or Manager may reasonably request.Expenses. During the term of this
 Agreement, Sub-Adviser will pay all
 expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.
4.Compensation.  For the services
5.provided and the expenses assumed
6.pursuant to this Agreement, Manager
7.will pay the Sub-Adviser, and the
8. Sub-Adviser agrees to accept as full
9. compensation therefor, a portfolio
10. management fee equal to the portion
11. specified below of the investment
12. management fee payable by the Fund
13. to the Manager, pursuant to the
14. Management Agreement, with
15. respect to the Sub-Advisers
16. allocation of Fund net assets
17. (including net assets attributable to 18. FundPreferred Shares and the
19. principal amount of any borrowings),
20. as the net amount of such fee is
21. reduced by the obligation of Manager
22. to reimburse certain fees and
23. expenses to the Fund pursuant to an
24. Expense Reimbursement Agreement
25. of even date herewith by and
26. between the Fund and the Manager,
27. as such agreement may be modified
28. from time to time:


Daily Net Assets
Percenta
ge of Net
Manage
ment Fee

Daily Net Assets

Multi-Strategy Income

Equity
Up to
 $125 million
52.5%

55.0%

$125 million to $150 million
50.0%

52.5%

$150 million to $175 million

47.5%

50.0%

$175 million to $200 million

45.0%
47.5%
$200 million and over
42.5%

45.0%


The portfolio management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund allocated to the Sub-Advisor, determined in the manner established by the Funds Board of Trustees, as of the close of business on the last preceding business day on which the Funds net asset value was determined.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

Manager shall not agree to amend the financial terms of the Expense Reimbursement Agreement or the Management Agreement to the detriment of the Sub-Adviser by operation of this Section 4 without the express written consent of the Sub-Adviser.
Services to Others.  Manager
understands, and has advised Funds Board of Trustees, that Sub-Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to one or more other investment companies that are not a series of the Fund, provided that whenever the Fund and one or more other investment advisory clients of Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Manager recognizes, and has advised Funds Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. It is further agreed that, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, Manager understands, and has advised Funds Board of Trustees, that the persons employed by Sub-Adviser to assist in Sub-Advisers duties under this Agreement will not devote their full such efforts and service to the Fund. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own accounts.
6. Limitation of Liability. The Sub
Adviser shall not be liable for, and Manager will not take any action against the Sub-Adviser to hold
Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by the Fund
(including, without limitation, by reason of the purchase, sale or retention of any security) in connection with the performance of the Sub-
Advisers duties under this Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

7. Term; Termination; Amendment.
8. This Agreement shall become
9. effective with respect to the Fund on
10. the same date as the Management
11. Agreement between the Fund and the
12. Manager becomes effective,
13. provided that it has been approved by
14. a vote of a majority of the
15. outstanding voting securities of the
16. Fund in accordance with the
17. requirements of the 1940 Act, and
18. shall remain in full force until
19. August 1, 2008 unless sooner
20. terminated as hereinafter provided.
21. This Agreement shall continue in
22. force from year to year thereafter
23. with respect to the Fund, but only as
24. long as such continuance is
25. specifically approved for the Fund at
26. least annually in the manner required
27. by the 1940 Act and the rules and
28. regulations thereunder; provided,
29. however, that if the continuation of
30. this Agreement is not approved for
31. the Fund, the Sub-Adviser may
32. continue to serve in such capacity for
33. the Fund in the manner and to the
34. extent permitted by the 1940 Act and
35. the rules and regulations thereunder.
This Agreement shall automatically
terminate in the event of its assignment and
may be terminated at any time without the
payment of any penalty by the Manager on
no less than sixty (60) days written notice to
the Sub-Adviser.  This Agreement may also
be terminated by the Fund with respect to
the Fund by action of the Board of Trustees
or by a vote of a majority of the outstanding
voting securities of such Fund on no less
than sixty (60) days written notice to the
Sub-Adviser by the Fund.
This Agreement may be terminated with
respect to the Fund at any time without the
payment of any penalty by the Manager, the
Board of Trustees or by vote of a majority of
the outstanding voting securities of the Fund
in the event that it shall have been
established by a court of competent
jurisdiction that the Sub-Adviser or any
officer or director of the Sub-Adviser has
taken any action that results in a breach of
the covenants of the Sub-Adviser set forth
herein.
The terms assignment and vote of a majority
of the outstanding voting securities shall
have the meanings set forth in the 1940 Act
and the rules and regulations thereunder.
Termination of this Agreement shall not
affect the right of the Sub-Adviser to receive
payments on any unpaid balance of the
compensation described in Section 4 earned
prior to such termination.  This Agreement
shall automatically terminate in the event the
Management Agreement between the
Manager and the Fund is terminated,
assigned or not renewed.
8.
Notice.  Any notice under this
9. Agreement shall be in writing,
10. addressed and delivered or mailed,
11. postage prepaid, to the other party
If to the Manager:If to the Sub-Adviser:
Nuveen Asset Management Symphony
Asset Management LLC
333 West Wacker Drive 555 California
Street, Suite 2975
 Chicago, Illinois 60606 San Francisco,
California 94104
Attention:   John P. Amboian
Attention:  Neil Rudolph
With a copy to:

Nuveen Investments
333 West Wacker Drive
Chicago, Illinois 60606
Attention: General Counsel
or such address as such party may designate for the receipt of such notice.
Limitations on Liability.  All parties
hereto are expressly put on notice of the Funds Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. The obligations of the Fund entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for the enforcement of any claims.
10.Miscellaneous.  The captions in this
Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This
Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

12. Applicable Law.  This Agreement
13. shall be construed in accordance with
14. applicable federal law and (except as 15. to Section 9 hereof which shall be
16. construed in accordance with the
17. laws of Massachusetts) the laws of
18. the State of Illinois.

IN WITNESS WHEREOF, the Manager and
the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.
NUVEEN ASSET MANAGEMENT, a Delaware corporation

By:  _/s/ Julia L. Antonatos _
Title:  Managing Director

SYMPHONY ASSET MANAGEMENT LLC
 a California limited liability company

By:  __/s/ Neil Rudolph
Title:  Chief Investment Officer_

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